Exhibit 10.1

Peak Bio, Inc. 3350 W Bayshore Rd, Suite 100 Palo Alto, CA 94303

UNSECURED PROMISSORY NOTE

Principal Sum: $250,000	March 3, 2023

This Promissory Note is being delivered by Peak Bio, Inc. (“Maker”) to Hannol Ventures LLC (“Beneficiary”).

Promise to Pay. For value received, Maker promises to pay to the order of Beneficiary the principal sum of Two Hundred and Fifty Thousand Dollars ($250,000.00) with interest on the unpaid balance from the date of this Note, until paid, at the rate of five percent (5%) per annum.

1.    Terms of Payment.

(a)    Principal shall be due and payable along with accrued interest on maturity date of December 31, 2023 (the “Maturity Date”).

(b)    All payments made shall be first applied to the payment of accrued interest, costs, fees, attorney fees and the balance thereof shall be applied to the payment of principal sum.

(d)    All amounts payable hereunder shall be paid in lawful money of the United States of America

2.    Extensions of Maturity Date. The Maturity Date of this Promissory Note may occur only with the written consent of Beneficiary.

3.    Prepayment. Maker may prepay all or any portion of this Promissory Note on any date without premium or penalty.

5.    Successors and Assigns. This Promissory Note shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns, provided that no obligation of Maker hereunder may be assigned without the prior written consent of Beneficiary.

6.    Governing Law. All questions or issues with respect to this Promissory Note and the rights and liabilities of the parties shall be governed by the laws of California.

7.    Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted except as specifically waived.

8.    Attorneys’ Fees and Interest in the Event of Default by Maker. In the event that Maker fails to pay the balance due and owing under this Promissory Note by the Maturity Date, Maker shall be obligated to pay to Beneficiary all fees and expenses incurred by Beneficiary as a result of Maker’s default, and all outstanding obligations of Maker owing under this Promissory Note shall accrue interest at the lower of (i) 2% per annum and (ii) the highest non-usurious interest rate allowed under the law from and after the Maturity Date until paid by Maker. In the event of any litigation or other action to collect or enforce on this Promissory Note following the Maturity Date, Beneficiary shall be entitled to, in addition to any other damages, its reasonable attorneys’ fees, and all other costs and expenses incurred in connection with such litigation or action. The attorneys’ fees which Beneficiary is entitled to recover

Peak Bio, Inc. 3350 W Bayshore Rd, Suite 100 Palo Alto, CA 94303

shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys’ fees to Beneficiary, Beneficiary shall be entitled to its reasonable attorneys’ fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys’ fees provision is separate and several and shall survive the merger of this Promissory Note into any judgment.

9.    Absolute Obligations. Maker specifically and knowingly waives any rights of offset, recoupment, deduction or any other similar defense to this Promissory Note, and Maker waives presentment, notice of nonpayment or dishonor, protest, notice of protest, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of this Promissory Note.

10.    Usury Law. Notwithstanding any other provision contained in this Promissory Note, the rate of interest payable under this Promissory Note in the event of default by Maker shall not at any time exceed a rate which, when combined with any and all other charges provided for in this Promissory Note or any other document executed in connection with this Promissory Note (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest which may be charged hereunder), exceeds the maximum interest rate permitted by law with respect to the transactions contemplated hereby.

11.    Amendments. All amendments or modifications to this Promissory Note, or any waiver or consent by Beneficiary, must be in writing and signed by both Beneficiary and Maker.

12.    Severability. In the event any provision of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Promissory Note, and the remaining provisions of this Promissory Note shall remain in full force and effect.

13.    Waiver of Jury Trial. MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS PROMISSORY NOTE OR BASED UPON ANY CONDUCT, ACTS OR OMISSIONS OF BENEFICIARY ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year set forth above.

Peak Bio Inc.

By:
Name:	Stephen LaMond
Title:	COO

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